Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - September 2004

Series Deal Size Expected Maturity		1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1997-9 $602MM 10/17/2004	1998-4 $843MM 7/18/2005	1998-6 $964MM 8/18/2008

Yield		14.63%	14.63%	14.63%	14.63%	14.63%	14.63%
Less:	Coupon	2.05%	2.09%	2.03%	1.95%	1.98%	2.38%
	Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
	Net Credit Losses	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%
Excess Spread:
	September-04	5.58%	5.54%	5.60%	5.68%	5.65%	5.25%
	August-04	6.85%	6.84%	6.89%	6.98%	6.97%	6.55%
	July-04	5.61%	5.58%	5.63%	5.72%	5.71%	5.27%
Three Month Average Excess Spread		6.01%	5.99%	6.04%	6.13%	6.11%	5.69%

Delinquency:
	30 to 59 Days	1.30%	1.30%	1.30%	1.30%	1.30%	1.30%
	60 to 89 Days	0.87%	0.87%	0.87%	0.87%	0.87%	0.87%
	90+ Days	1.82%	1.82%	1.82%	1.82%	1.82%	1.82%
	Total	3.99%	3.99%	3.99%	3.99%	3.99%	3.99%

Payment Rate		14.41%	14.41%	14.41%	14.41%	14.41%	14.41%

Series Deal Size Expected Maturity		1998-8 $602MM 9/18/2005	1999-2 $602MM 2/21/2006	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006

Yield		14.63%	14.63%	14.63%	14.63%	14.63%
Less:	Coupon	2.05%	2.46%	2.06%	2.06%	1.98%
	Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
	Net Credit Losses	5.50%	5.50%	5.50%	5.50%	5.50%
Excess Spread:
	September-04	5.58%	5.17%	5.57%	5.57%	5.65%
	August-04	6.90%	6.47%	6.89%	6.90%	6.93%
	July-04	5.64%	5.19%	5.63%	5.64%	5.69%
Three Month Average Excess Spread		6.04%	5.61%	6.03%	6.04%	6.09%

Delinquency:
	30 to 59 Days	1.30%	1.30%	1.30%	1.30%	1.30%
	60 to 89 Days	0.87%	0.87%	0.87%	0.87%	0.87%
	90+ Days	1.82%	1.82%	1.82%	1.82%	1.82%
	Total	3.99%	3.99%	3.99%	3.99%	3.99%
Payment Rate		14.41%	14.41%	14.41%	14.41%	14.41%